As filed with the Securities and Exchange Commission on May 17, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GROUP 1 AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0506313 (I.R.S. Employer Identification No.)

800 Gessner, Suite 500 Houston, TX (Address of Principal Executive Office)	77024 (Zip Code)

GROUP 1 AUTOMOTIVE, INC. SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Gillian A. Hobson
800 Gessner, Suite 500
Houston, Texas 77024
(Name and address of agent for service)

(713) 647-5700
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Group 1 Automotive, Inc., a Delaware corporation (the “Company” or the “Registrant”), is filing this registration statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 250,000 shares of the Company’s common stock, par value $0.01 per share, issuable under the Group 1 Automotive, Inc. Second Amended and Restated Employee Stock Purchase Plan, as amended (the “ESPP”). Except as otherwise set forth below, the contents of the Registrant’s registration statement on Form S-8 relating to the ESPP, which was previously filed with the Commission on July 29, 2015 (File No. 333-205923), are incorporated by reference into this Registration Statement, as permitted by General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.         Exhibits.

Exhibit
Number	Description

5.1*	Opinion of Vinson & Elkins LLP

23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

23.2*	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

24.1*	Powers of Attorney (included on the signature page of the Registration Statement).

99.1	Group 1 Automotive, Inc. Second Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Appendix A of Group 1 Automotive Inc.’s Definitive Proxy Statement Schedule DEF 14A (File No. 001-13461) filed on April 5, 2024).

107.1*	Calculation of Filing Fee Tables

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 17, 2024.

GROUP 1 AUTOMOTIVE, INC.

By:	/s/ Gillian A. Hobson
Name:	Gillian A. Hobson
Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gillian A. Hobson and Daniel J. McHenry as his or her true and lawful attorney-in-fact and agent, with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
[Signatures on Next Page]

Pursuant to the requirements of the Securities Act, this Registration Statement and the above Power of Attorney have been signed below by the following persons in the capacities indicated on May 17, 2024.

Name	Position

/s/ Daryl A. Kenningham	President and Chief Executive Officer and Director (Principal Executive Officer)
Daryl A. Kenningham

/s/ Daniel J. McHenry	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Daniel J. McHenry

/s/ Charles L. Szews	Chairman and Director
Charles L. Szews

Director
Carin M. Barth

/s/ Lincoln de Cunha Pereira Filho
Lincoln de Cunha Pereira Filho	Director

Director
Steven C. Mizell

/s/ Stephen D. Quinn	Director
Stephen D. Quinn

/s/ Steven Stanbrook	Director
Steven Stanbrook

/s/ Anne Taylor	Director
Anne Taylor

/s/ MaryAnn Wright	Director
MaryAnn Wright